July 2024

Pricing Supplement No. 2,933

Registration Statement Nos. 333-275587; 333-275587-01

Dated July 23, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

▪     Linked to the lowest performing of the common stock of Apple Inc., the class A common stock of Alphabet Inc., the class A common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation (each referred to as an “underlying stock”)

▪     The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a maturity payment amount that may be significantly less than the face amount, and may be zero, and have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document. At maturity:

▪     If the price of the lowest performing underlying stock has increased, investors will receive the face amount plus a positive return equal to 465% of the percentage increase in the price of the lowest performing underlying stock from its starting price

▪     If the price of the lowest performing underlying stock has decreased, but the lowest performing underlying stock has not decreased by more than 35%, investors will receive the face amount

▪     If the lowest performing underlying stock has decreased by more than 35%, investors will have full downside exposure to the decrease in the price of the lowest performing underlying stock from its starting price, and investors will lose more than 35%, and possibly all, of the face amount

▪     Investors may lose a significant portion, or all, of the face amount of the securities

▪     The securities are for investors who seek an equity-based return and who are willing to risk their investment, risk exposure to the lowest performing underlying stock and forgo current income in exchange for the participation rate and limited protection against loss that applies only if the lowest performing underlying stock is greater than or equal to its respective threshold price

▪     The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

▪     All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪     These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlying stocks

The current estimated value of the securities is $925.90 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$33.25	$966.75
Total	$1,481,000	$49,243.25	$1,431,756.75
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $33.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $27.50 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”
(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $4.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023     Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	July 27, 2028, subject to postponement if the calculation day is postponed*
Underlying stocks:	Common stock of Apple Inc. (the “AAPL Stock”), class A common stock of Alphabet Inc. (the “GOOGL Stock”), class A common stock of Meta Platforms, Inc. (the “META Stock”) and the common stock of NVIDIA Corporation (the “NVDA Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

•   If the ending price of the lowest performing underlying stock is greater than its starting price:

$1,000 + [$1,000 × stock return of lowest performing underlying stock × participation rate]

•   If the ending price of the lowest performing underlying stock is less than or equal to its starting price, but greater than or equal to its threshold price:

$1,000

•   If the ending price of the lowest performing underlying stock is less than its threshold price:

$1,000 + [$1,000 × stock return of lowest performing underlying stock]

If the ending price of the lowest performing underlying stock is less than its threshold price, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

Participation rate:	465%
Lowest performing underlying stock:	The underlying stock with the lowest stock return
Stock return:	With respect to each underlying stock, the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Starting price:

With respect to the AAPL Stock: $225.01, its stock closing price on the pricing date.

With respect to the GOOGL Stock: $181.79, its stock closing price on the pricing date.

With respect to the META Stock: $488.69, its stock closing price on the pricing date.

With respect to the NVDA Stock: $122.59, its stock closing price on the pricing date.

Stock closing price:	With respect to each of the underlying stocks, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.
Ending price:	With respect to each underlying stock, the “ending price” will be the stock closing price on the calculation day.
Calculation day:	July 24, 2028**
Threshold price:

With respect to the AAPL Stock: $146.2565, which is equal to 65% of its starting price.

With respect to the GOOGL Stock: $118.1635, which is equal to 65% of its starting price.

With respect to the META Stock: $317.6485, which is equal to 65% of its starting price.

With respect to the NVDA Stock: $79.6835, which is equal to 65% of its starting price.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	July 23, 2024
Original issue date:	July 26, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776MD36 / US61776MD364
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

July 2024	Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

July 2024	Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $925.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the participation rate and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2024	Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028 (the “securities”) may be appropriate for investors who:

▪ Seek an alternative to direct exposure to the underlying stocks that enhances returns for any positive performance of the lowest performing underlying stock;

▪ Seek to enhance returns and potentially outperform the lowest performing underlying stock by taking advantage of the participation rate, with no limitation on the appreciation potential;

▪ Understand that the ending price of the lowest performing underlying stock may decrease by more than 35% from its starting price, resulting in a loss of a significant portion or all of the initial investment;

▪ Understand that the return on the securities will depend solely on the performance of the lowest performing underlying stock and that they will not benefit in any way from the performance of any better performing underlying stock;

▪ Understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

▪ Understand and are willing to accept the full downside risks of each underlying stock;

▪ Are willing to forgo interest payments on the securities and dividends on the underlying stocks; and

▪ Are willing to hold the securities to maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪ Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪ Are unwilling to accept the risk that the ending price of the lowest performing underlying stock may decrease by more than 35% from its starting price, resulting in a loss of a significant portion or all of the initial investment;

▪ Seek full return of the face amount of the securities at maturity;

▪ Seek current income from their investments;

▪ Are unwilling to accept the risk of exposure to each of the underlying stocks;

▪ Seek exposure to the lowest performing underlying stock but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

▪ Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

▪ Are unwilling to accept our credit risk; or

▪ Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Apple Inc. Overview,” “Alphabet Inc. Overview,” “Meta Platforms, Inc. Overview” and “NVIDIA Corporation Overview” below.

July 2024	Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Determining Maturity Payment Amount

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

July 2024	Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on a range of hypothetical stock returns of the lowest performing underlying stock and the following terms:

Face amount:	$1,000 per security
Participation rate:	465%
Threshold price:	65% of its starting price

Securities Payoff Diagram

July 2024	Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the underlying stocks relative to their respective starting prices. We cannot predict the ending prices of the underlying stocks on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlying stocks. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the maturity payment amount on a hypothetical offering of the securities, based on the following terms*:

Investment term:	Approximately 4 years
Hypothetical starting price:	With respect to the AAPL Stock: $100
With respect to the GOOGL Stock: $100
With respect to the META Stock: $100
With respect to the NVDA Stock: $100
Hypothetical threshold price:	With respect to the AAPL Stock, $65, which is 65% of its respective hypothetical starting price
With respect to the GOOGL Stock, $65, which is 65% of its respective hypothetical starting price
With respect to the META Stock, $65, which is 65% of its respective hypothetical starting price
With respect to the NVDA Stock, $65, which is 65% of its respective hypothetical starting price
Participation rate:	465%

* The hypothetical starting price of $100 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices, threshold prices and participation rate are set forth under “Final Terms” above. For historical data regarding the actual stock closing prices of the underlying stocks, see the historical information set forth herein.

Example 1 — Each underlying stock appreciates over the term of the securities, and investors receive a positive return, calculated based on the stock return of the lowest performing underlying stock.

Ending price		AAPL Stock: $110
GOOGL Stock: $140
META Stock: $150
NVDA Stock: $120
Stock return		AAPL Stock: ($110 – $100) / $100 = 10% GOOGL Stock: ($140 – $100) / $100 = 40% META Stock: ($150 – $100) / $100 = 50% NVDA Stock: ($120 – $100) / $100 = 20%
Maturity payment amount	=	$1,000 + [$1,000 × stock return of lowest performing underlying stock × participation rate]
	=	$1,000 + [$1,000 × 10% × 465%]
	=	$1,465

July 2024	Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

In example 1, the ending price of each of the AAPL Stock, the GOOGL Stock, the META Stock and the NVDA Stock is greater than its starting price. The AAPL Stock has appreciated by 10%, the GOOGL Stock has appreciated by 40%, the META Stock has appreciated by 50% and the NVDA Stock has appreciated by 20%. Therefore, investors receive at maturity the face amount plus a positive return equal to 465% of the appreciation of the lowest performing underlying stock, which is the AAPL Stock in this example. Investors receive $1,465 per security at maturity.

Example 2 — One underlying stock appreciates, while the other three underlying stocks decline over the term of the securities but no underlying stock declines below its respective threshold price, and investors receive the face amount.

Ending price		AAPL Stock: $130
		GOOGL Stock: $90
		META Stock: $80
		NVDA Stock: $85
Stock return		AAPL Stock: ($130 – $100) / $100 = 30% GOOGL Stock: ($90 – $100) / $100 = -10% META Stock: ($80 – $100) / $100 = -20% NVDA Stock: ($85 – $100) / $100 = -15%
Maturity payment amount	=	$1,000

In example 2, the ending price of the AAPL Stock is greater than its starting price, while the ending prices of the GOOGL Stock, the META Stock and the NVDA Stock are less than their respective starting prices, but are greater than or equal to their respective threshold prices. The AAPL Stock has appreciated by 30% while the GOOGL Stock has declined by 10%, the META Stock has declined by 20% and the NVDA Stock has declined by 15%. Investors will receive the face amount of $1,000.

Example 3 — Three underlying stocks appreciate while one underlying stock declines over the term of the securities, and the ending price of the lowest performing underlying stock is less than its respective threshold price. Investors are therefore exposed to the decline in the lowest performing underlying stock from its starting price.

Ending price		AAPL Stock: $130
GOOGL Stock: $105
META Stock: $30
NVDA Stock: $140
Stock return		AAPL Stock: ($130 – $100) / $100 = 30% GOOGL Stock: ($105 – $100) / $100 = 5% META Stock: ($30 – $100) / $100 = -70% NVDA Stock: ($140 – $100) / $100 = 40%
Maturity payment amount	=	$1,000 + [$1,000 × stock return of lowest performing underlying stock]
	=	$1,000 + [$1,000 ×-70%]
	=	$300

In example 3, the ending prices of the AAPL Stock, the GOOGL Stock and the NVDA Stock are greater than their respective starting prices, while the ending price of the META Stock has declined below its threshold price. The AAPL Stock has appreciated by 30%, the GOOGL Stock has appreciated by 5% and the NVDA Stock has appreciated by 40%, while the META Stock has depreciated by 70%. Because the ending price of the META Stock has declined below its threshold price, investors are exposed to the negative performance of the META Stock, which is the lowest performing underlying stock in this example. Investors receive a maturity payment amount of $300.

July 2024	Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Example 4 — Each underlying stock declines below its respective threshold price, and investors are therefore exposed to the decline in the lowest performing underlying stock from its starting price.

Ending price		AAPL Stock: $30
GOOGL Stock: $45
META Stock: $40
NVDA Stock: $20
Stock return		AAPL Stock: ($30 – $100) / $100 = -70% GOOGL Stock: ($45 – $100) / $100 = -55% META Stock: ($40 – $100) / $100 = -60% NVDA Stock: ($20 – $100) / $100 = -80%
Maturity payment amount	=	$1,000 + [$1,000 × stock return of lowest performing underlying stock]
	=	$1,000 + [$1,000 ×-80%]
	=	$200

In example 4, the ending price of each of the AAPL Stock, the GOOGL Stock, the META Stock and the NVDA Stock is less than its respective threshold price. The AAPL Stock has declined by 70%, the GOOGL Stock has declined by 55%, the META Stock has declined by 60% and the NVDA Stock has declined by 80%. Therefore, investors are exposed to the negative performance of the NVDA Stock, which is the lowest performing underlying stock in this example. Investors receive a maturity payment amount of $200.

Because the maturity payment amount of the securities is based on the lowest performing underlying stock, a decline in any underlying stock below its respective threshold price will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much.

July 2024	Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Lowest Performing Underlying Stock*		Performance of the Securities
Ending Price	Stock Return	Maturity Payment Amount	Return on Securities(1)
$200	100.00%	$5,650.00	465.00%
$190	90.00%	$5,185.00	418.50%
$180	80.00%	$4,720.00	372.00%
$170	70.00%	$4,255.00	325.50%
$160	60.00%	$3,790.00	279.00%
$150	50.00%	$3,325.00	232.50%
$140	40.00%	$2,860.00	186.00%
$130	30.00%	$2,395.00	139.50%
$120	20.00%	$1,930.00	93.00%
$110	10.00%	$1,465.00	46.50%
$105	5.00%	$1,232.50	23.25%
$100(2)	0.00%	$1,000.00	0.00%
$95	-5.00%	$1,000.00	0.00%
$90	-10.00%	$1,000.00	0.00%
$80	-20.00%	$1,000.00	0.00%
$70	-30.00%	$1,000.00	0.00%
$65	-35.00%	$1,000.00	0.00%
$64	-36.00%	$640.00	-36.00%
$60	-40.00%	$600.00	-40.00%
$50	-50.00%	$500.00	-50.00%
$40	-60.00%	$400.00	-60.00%
$30	-70.00%	$300.00	-70.00%
$20	-80.00%	$200.00	-80.00%
$10	-90.00%	$100.00	-90.00%
$0	-100.00%	$0.00	-100.00%

*The underlying stocks exclude cash dividend payments on the underlying stocks.

(1) The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(2) The hypothetical starting price of each underlying stock.

July 2024	Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest, and you will lose more than 35%, and possibly all, of the face amount of your securities at maturity if the ending price of the lowest performing underlying stock is less than its respective threshold price. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending price of the lowest performing underlying stock is less than its threshold price, which is 65% of the starting price, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity. Investors may lose their entire investment in the securities.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks, dividend rates on the underlying stocks, interest and yield rates in the market, the time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or equities markets generally and which may affect the ending prices, the occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Apple Inc. Overview,” “Alphabet Inc. Overview,” “Meta Platforms, Inc. Overview” and “NVIDIA Corporation Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the securities is not linked to the stock closing prices at any time other than the calculation day. The ending price of each underlying stock will be based on the stock closing price of such underlying stock on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

if each underlying stock appreciates prior to the calculation day but the price of any underlying stock decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the prices of the underlying stocks prior to such decrease. Although the actual prices of the underlying stocks on the maturity date or at other times during the term of the securities may be higher than their respective ending prices, the maturity payment amount will be based solely on the stock closing prices on the calculation day.

▪	Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size

July 2024	Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the threshold prices and the ending prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock— Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the price of any underlying stock on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying stocks).

▪	The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk

July 2024	Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

▪	You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of each underlying stock. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If any underlying stock has declined to below its respective threshold price as of the calculation day, you will be exposed to the negative performance of the lowest performing underlying stock at maturity, even if the other underlying stocks have appreciated or have not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of each underlying stock.

▪	Because the securities are linked to the performance of the lowest performing underlying stock, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With four underlying stocks, it is more likely that any underlying stock will decline to below its threshold price as of the calculation day, than if the securities were linked to only one underlying stock. Therefore it is more likely that you will suffer a significant loss on your investment.

▪	No affiliation with Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation. Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation in connection with this offering.

▪	We may engage in business with or involving Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., Alphabet Inc., Meta Platforms, Inc. or NVIDIA Corporation which may or may not recommend that investors buy or hold the underlying stock.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors

July 2024	Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the calculation day, this may decrease the ending price of an underlying stock to be less than its threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

▪	Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

July 2024	Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Apple Inc. Overview

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AAPL Stock for the period from January 1, 2019 through July 23, 2024. The closing price of the AAPL Stock on July 23, 2024 was $225.01. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AAPL Stock at any time, including on the calculation day.

Common Stock of Apple Inc. Daily Closing Prices January 1, 2019 to July 23, 2024

This document relates only to the securities referenced hereby and does not relate to the AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

July 2024	Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The GOOGL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GOOGL Stock for the period from January 1, 2019 through July 23, 2024. The closing price of the GOOGL Stock on July 23, 2024 was $181.79. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the GOOGL Stock at any time, including on the calculation day.

Class A Common Stock of Alphabet Inc. Daily Closing Prices January 1, 2019 to July 23, 2024

This document relates only to the securities referenced hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOGL Stock.

July 2024	Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

The following graph sets forth the daily closing prices of the META Stock for the period from January 1, 2019 through July 23, 2024. The closing price of the META Stock on July 23, 2024 was $488.69. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. The historical performance of the META Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the META Stock at any time, including on the calculation day.

Class A Common Stock of Meta Platforms, Inc. Daily Closing Prices January 1, 2019 to July 23, 2024

This document relates only to the securities referenced hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the META Stock.

July 2024	Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2019 through July 23, 2024. The closing price of the NVDA Stock on July 23, 2024 was $122.59. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation day.

Common Stock of NVIDIA Corporation Daily Closing Prices January 1, 2019 to July 23, 2024

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

July 2024	Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws

July 2024	Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $33.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $27.50 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $4.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which

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Morgan Stanley Finance LLC

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due July 27, 2028

this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

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